Exhibit 1.1

                            Articles of Organization

                        The Commonwealth of Massachusetts

                                 KEVIN H. WHITE
                          Secretary of the Commonwealth
                                   STATE HOUSE
                                  Boston, Mass.

                            ARTICLES OF ORGANIZATION
                              (UNDER G.L. CH. 156B)


          NAME
(including given name in full)                    POST OFFICE ADDRESS


 We,      John Hand                         225 Franklin Street, Boston, Mass.
          Paul F. Beatty                                    "
          Charles C. Cabot, Jr.,                            "



          do hereby associate ourselves as incorporators with the intention of forming a corporation under the provisions of General Laws, Chapter 156B.

          1.   The name by which the corporation shall be known is:

               Income and Capital Shares, Inc.

          2.   The purposes for which the corporation is formed are as follows:

               (The purposes are set forth on continuation sheets 2A and 2B).









          Note: If provisions for which the space provided under Articles 2, 4, 5 and 6 is not sufficient addtions should be set out on continuation sheets to be numbered 2A, 2B, etc. Indicate under each Article where the provision is set out. Continuation sheets shall be on 8 1/2" X 11" paper and must have a left-hand margin 1 inch wide for binding. Only one side should be used.

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3.       The number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows.

                      WITHOUT PAR VALUE               WITH PAR VALUE

       CLASS OF       NUMBER OF            NUMBER OF        PAR
        STOCK         SHARES               SHARES           VALUE       AMOUNT

       Preferred

Participating Pre-                         1,260,000        $1       $1,260,000
ference Shares

       Common

Capital Shares                             2,520,000        $1       $2,520,000

*4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

                  See Continuation Sheets 4A through 4L


*5. The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares to stock of any class are as follows:


                  None.





*6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders.

                  See Continuation Sheets 6A through 6H.


 *If there are no provisions state "None".

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7.       The first meeting of the incorporators was duly held on the 18th day of
         November 1966 at which by-laws of the corporation were duly adopted and at which the initial directors, president, treasurer and clerk, whose names are set out below, were duly elected.

8. The following information shall not for any purpose be treated as a permanent part of the Articles of Organization of the corporation.

         a. The POST OFFICE ADDRESS of the INITIAL PRINCIPAL OFFICE of the corporation in Massachusetts is:

                           535 Boylston Street, Boston, Massachusetts

         b. The name, residence, and post office address of each of the initial directors and following officers of the corporation elected at the first meeting are as follows:

                  Name                    Residence        Post Office Address
                  ----                    ---------        -------------------

President:        John Hand               256 Concord Street, Gloucester, Mass.
Treasurer:        Paul F. Beatty          Mossman Road, Sudbury, Mass.
Clerk:            Charles C. Cabot, Jr.   Dedham Street, Dover, Mass.
Directors:
                  John Hand               256 Concord Street, Gloucester, Mass.
                  Paul F. Beatty          Mossman Road, Sudbury, Mass.
                  Charles C. Cabot, Jr.   Dedham Street, Dover, Mass.

         c. The DATE INITIALLY ADOPTED on which the corporation's fiscal year ends is:

                           December 31

         d. The DATE INITIALLY FIXED IN THE BY-LAWS FOR THE ANNUAL MEETING of stockholders of the corporation is:

                           The second Thursday in March.

         e. The name and business address of the registered agent, if any, of the corporation are:

                           None.

         IN WITNESS WHEREOF, and under the penalties of perjury, we, the above-named INCORPORATORS, hereto sign our names, this 18th day of November 1966.

                                    /s/ John Hand
                                    ----------------------------------
                                    John Hand
                                    ----------------------------------
                                    /s/ Paul F. Beatty
                                    ----------------------------------
                                    Paul F. Beatty
                                    /s/ Charles C. Cabot, Jr.
                                    ----------------------------------
                                    Charles C. Cabot, Jr .

                               CONTINUATION SHEETS
                                       FOR
                            ARTICLES OF ORGANIZATION
                                       OF
                         INCOME AND CAPITAL SHARES, INC.

     To subscribe for, invest in, purchase or otherwise acquire, own, hold, sell, exchange, pledge or otherwise dispose of, securities of every nature and kind, including, without limitation, all types of stocks, bonds, debentures, or obligations or evidences of indebtedness or ownership issued or created by any and all associations, trusts or corporations, public or private, whether created, established or organized under the laws of the United States, any of the States, or any territory or district or colony or possession thereof, or under the laws of any foreign country, and also foreign and domestic government and municipal obligations, bank acceptances, commercial paper and secured call loans; to pay for the same in cash or by the issue of stock, bonds or notes of this Corporation or otherwise; and while owning and holding any such securities, to exercise all the rights, powers and privileges of a stockholder or owner, including the right to transfer and convey the said stock or other securities to one or more persons,. firms, associations or corporations subject to voting trusts or other agreements placing in such persons voting or other powers in respect of said stocks or other securities; to borrow money or otherwise obtain credit

                                       2A
and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of this Corporation; and to have all the powers of a corporation under the applicable corporation laws, as in effect from time to time, of the Commonwealth of Massachusetts. Notwithstanding the foregoing, however, so long as any Participating Preference Shares of this Corporation are outstanding, this Corporation shall not make any investment, except for investments in short-term obligations of the Government of the United States of America or any subdivision or instrumentality thereof, prime commercial paper and other cash equivalents, unless at the time of the making of such investment the currently indicated yield thereon is at least 2.75% of the cost thereof. In these provisions, purposes shall also be construed as powers, and powers shall also be construed as purposes, and the enumeration of specific purposes or powers shall not be construed to limit other statements of purposes or powers or purposes or powers which this Corporation may otherwise have under applicable law, all of the same being separate and cumulative, and all of the same may be carried on, promoted and pursued, transacted or exercised in any place whatsoever.


                                       2B
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                     DESCRIPTION OF THE TWO CLASSES OF STOCK

            1.   PARTICIPATING PREFERENCE SHARES
         a. DIVIDENDS. The Participating Preference Shares will be exclusively entitled to receive, when and as declared by the Board or Directors out of funds legally available therefor, cumulative, preferential dividends in an amount equal to the entire investment company taxable income of this Corporation for each year, as defined in the Internal Revenue Code and in the applicable regulations promulgated thereunder, as in effect on the date of organization of this Corporation, but computed by excluding net realized short-term capital gains, as defined in said Internal Revenue Code as in effect on that date, except to the extent that such net realized short-term capital gains for any fiscal year are required to be paid to the stockholders of this Corporation in order for this Corporation to be relieved of federal income taxes on such of its investment company taxable income for such year as is distributed to its stockholders, and, in any event, will be entitled, when and as declared by the Board of Directors out of funds legally available therefor, to receive cumulative, preferential minimum dividends payable, otherwise than upon any call of, or distribution in liquidation upon, said Participating Preference Shares, solely out of such investment company taxable income as so computed, at the annual rate of $.50 per share (5% of the maximum price of $10 per share at which such shares are to be initially sold to the public). Any arrearages of such minimum dividends shall be deemed satisfied to the extent such investment company taxable income, as so computed, is

                                       4A
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subsequently paid as dividends and such payments shall be deemed to be made first in satisfaction of such arrearages. Dividends declared from such investment company taxable income, as so computed, for each year shall be paid to the holders of the Participating Preference Shares quarterly in each such year, except that the final such payment for any year may be made not later than the first dividend payment date in the next succeeding year. In addition to the amounts of dividends for any year paid to the holders of the Participating Preference Shares pursuant to the foregoing provisions, this Corporation may pay to such holders as dividends such amounts of such net realized short-term capital gains for such year as are estimated by the Board of Directors as being necessary to be paid in order to insure that this Corporation will be relieved of Federal income taxes for such year on such of its said investment company taxable income as is distributed to its stockholders for such year. Dividend payment dates for the Participating Preference Shares shall be the 30th days of January, April, July and October and payments thereof shall be made to the holders of Participating Preference Shares of record on the respective dates fixed for the purpose by the Board of Directors. The Participating Preference Shares shall have no right to any dividends other than the dividends referred to in this subdivision (a). Dividends on all Participating Preference Shares shall commence to accrue and shall be cumulative (as to said minimum dividends, whether or not earned, and, as to such investment company taxable income computed as aforesaid, only to the extent that such investment company taxable income is not deemed paid in satisfaction of any arrearages of said

                                       4B
minimum dividends) from and after the date of initial issue and sale to underwriters for distribution to the public of Participating Preference Shares.

         b. CALL OF PARTICIPATING PREFERENCE SHARES. The Participating Preference Shares are callable as a whole, and only as a whole, at the option of a majority of the Directors elected by the Capital Shares at any time on or after October 30, 1981 at a call price which shall consist of $10 per share and a sum equal to all accrued and unpaid dividends thereon to the call date; provided that the holders of Participating Preference Shares will have the option to receive said call price in Capital Shares, which this Corporation will issue to them, taken at the net asset value of such Capital Shares as of the close of business on the date fixed for such call, determined as herein provided.

         Notice of any proposed call of Participating Preference Shares shall be given by this Corporation by mailing a copy of such notice, postage prepaid, not less than 30 days prior to the date fixed for such call, to the holders of record of the Participating Preference Shares to be called, addressed to them at their respective addresses appearing on the books of this Corporation.

         From and after the date specified in such notice as the date of call (unless default shall be made by this Corporation in providing monies for the payment of the call price), all dividends upon the Participating Preference Shares so called shall cease to accrue and, from and after said date (unless default shall be made by this Corporation as afore-

                                       4C

said) or, if this Corporation shall so elect, from and after the date specified therefor in the notice of call (prior to the date of call so specified) on which this Corporation shall provide the monies for the payment of the call price (which for this purpose only shall include accrued and unpaid dividends only to the date of the notice of call), all rights of the holders of the shares so called, as stockholders of this Corporation, including without limitation, any right to vote or participate in or in connection with any corporate act, excepting only the right to receive the call price on the call date and the right to convert into Capital Shares as herein provided, shall cease, and such shares shall be deemed no longer outstanding. This Corporation may provide the monies for the payment of the call price as aforesaid by depositing with a bank or trust company doing business in Boston, Massachusetts, having a capital and surplus of at least $2,000,000 any one or more of the following, namely, (a) cash or certified or official bank checks in Boston Clearing House funds, (b) obligations of the United States Government maturing on or prior to the call date or (c) obligations maturing on or prior to the call date of a bank or trust company doing business in Boston, Massachusetts having a capital and surplus of at least $100,000,000. The making of any such deposit with any such bank or trust company shall not relieve this Corporation of

                                       4D
liability for payment of the call price, but this Corporation shall be entitled to all monies so deposited which shall remain unclaimed by the holders of Participating Preference Shares so called at the end of six (6) years after the call date, together with any interest on all such monies so deposited which may have been allowed by said bank or trust company with which the deposit was made, and such monies shall be paid over to this Corporation, upon its demand, by said bank or trust company, without liability to any holders or such Participating Preference Shares for so doing and also without the necessity of any notice to them. To the extent that any monies so deposited for the call of such Participating Preference Shares shall exceed the amount required for the call of such shares outstanding as of the call date by reason of the conversion of any such shares into Capital Shares of the Corporation, such excess monies shall be paid back to the Corporation, upon its demand, by said bank or trust company. Any call of Participating Preference Shares may be effected by payment out of the net profits of surplus of this Corporation or by the application of capital, all to the extent and in the manner and at the time permitted by the laws of the Commonwealth of Massachusetts, except that no call of Participating Preference Shares may be effected by this Corporation at any time when any dividend on the Participating Preference Shares, accrued up to the last regular quarterly dividend payment date thereof, shall be in arrears unless such dividend is paid upon such call.

                                       4E

         c. PREFERENCE ON LIQUIDATION, ETC. To the extent provided herein the Participating Preference Shares shall be preferred over the Capital Shares as to both earnings and assets. In the event this Corporation shall be liquidated, dissolved or wound up, the holders of the Participating Preference Shares shall be entitled out of the assets of this Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, before any amount shall be paid to the holders of the Capital Shares, to an amount equal to $10 per share in the event such liquidation, dissolution or winding up is voluntary and $9.15 per share in the event such liquidation, dissolution or winding up is involuntary, together in either case with a sum equal to all accrued and unpaid dividends thereon. If the assets of this Corporation available for distribution to the holders of Participating Preference Shares shall be insufficient to permit the payment in full of the sums payable, as aforesaid, to the holders of such Participating Preference Shares upon such liquidation, dissolution or winding up, then all such assets of this Corporation shall be distributed ratably among the holders of the Participating Preference Shares according to the amounts which they respectively would be entitled to receive if such assets were sufficient to permit the payment in full of said amounts. Neither the call by this Corporation of Participating Preference Shares in the manner heretofore provided nor the merger or consolidation of this Corporation with or into any other corporation

                                       4F
or corporations, or the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be a liquidation, dissolution or winding up of this Corporation for the purposes of this paragraph. Holders of Participating Preference Shares shall not be entitled, upon the liquidation, dissolution or winding up of this Corporation, to receive any amounts with respect to such Participating Preference Shares other than the amounts referred to in this subdivision (c.)

         d. RECEIPT OF CALL PRICE IN CAPITAL SHARES. The holders of Participating Preference Shares shall have the option, as aforesaid, upon the call of said shares as heretofore provided, to receive, to the extent possible, the call price in whole Capital Shares of the Corporation taken at net asset value as aforesaid, any balance of such call price to be paid in cash.

         In order to exercise such option, a holder of Participating Preference Shares shall surrender to the Corporation the certificate or certificates for such shares, duly endorsed to the Corporation or in blank, together with a notice to the Corporation in writing of the holder's election to exercise such option stating therein the name or names in which he wishes the certificate or certificates for Capital Shares of the Corporation to be issued. The Corporation will, as soon as practicable after the date fixed for call, deliver to such holder, or his nominee or nominees, a certificate or certificates for the number of full Capital Shares to which

                                       4G
he is entitled. Said option relating to such Participating Preference Shares may be exercised only after the date of the notice from the Corporation that such shares have been called, and such option shall terminate at the close of business on the date fixed for call.

         2.   CAPITAL SHARES

         a. DIVIDENDS. So long as any Participating Preference Shares are outstanding, the holders of Capital Shares shall receive no dividends. When all Participating Preference Shares are no longer outstanding, dividends may be declared and paid upon the Capital Shares when and as declared by the Board of Directors out of funds legally available therefor.

         b. DISTRIBUTION OF ASSETS In the event that this Corporation shall be liquidated, dissolved or wound up, after there shall have been paid to or set aside for the holders of the Participating Preference Shares the full preferential amounts to which they are entitled under the provisions hereof, the holders of the Capital Shares shall be entitled to receive, pro rata and to the exclusion of the Participating Preference Shares, all of the remaining assets of this Corporation available for distribution to its stockholders.

         3.   VOTING RIGHTS OF PARTICIPATING
              PREFERENCE SHARES AND CAPITAL SHARES

         a. GENERAL. Except as hereinafter otherwise specifically provided, the holders of Capital Shares and the holders of

                                       4H

Participating Preference Shares, voting together as one class, shall be entitled to one vote per share in respect of all matters which require a vote of security holders.

         b. ELECTION OF DIRECTORS. The holders of Participating Preference Shares, voting as a class, shall be entitled to elect two directors of the Corporation, provided, however, that if at any time dividends on the Participating Preference Shares shall be unpaid in an amount equal to or exceeding two (2) full years' dividends thereon, the holders of the Participating Preference Shares, voting as a class, shall be entitled to elect a majority of the directors of the Corporation and to continue to be so represented until all dividends in arrears shall have been paid or otherwise provided for, and in the event of any such arrearage the Board of Directors or the President shall promptly call a meeting of the holders of the Participating Preference Shares for the purpose of enlarging the Board of Directors and electing additional Directors to the extent necessary to provide such majority. Such additional Directors shall hold office until the next annual meeting of the stockholders or until all arrearages of such dividends shall have been paid or otherwise provided for, whichever occurs earlier, and at succeeding annual meetings of the stockholders held while any arrearages of such dividend exist, the Participating Preference Shares, voting as a class, shall continue to have the right to elect additional directors

                                       4I
so to hold office for such terms. The holders of the Capital Shares, voting as a class, shall be entitled exclusively to elect all directors of the Corporation other than those elected by the holders of the Participating Preference Shares in accordance with the foregoing provisions.

         c. OTHER VOTING RIGHTS. In respect of any plan of reorganization adversely affecting the Participating Preference Shares or any action which requires a vote of security holders as provided under Section 13(a) of the Investment Company Act of 1940, holders of the Participating Preference Shares shall be entitled to vote thereon separately as a class and the approval of a majority of the Participating Preference Shares shall be required for the approval of such plan or such action, PROVIDED, HOWEVER, that the provisions of these Articles of Organization may be amended only as provided by the applicable laws of the Commonwealth of Massachusetts, and further PROVIDED, HOWEVER, that so long as any Participating Preference Shares remain outstanding, (1) no amendment whatsoever shall be made of the provisions of these Articles (a) regulating and restricting the issue and sale of and the purchase or other acquisition for value of shares of stock of this Corporation, or (b) requiring that investments, other than short-term obligations of the government of the United States of America or any subdivision or instrumentality thereof, prime commercial

                                       4J
paper and other cash equivalents, must have a currently indicated yield thereon at the time of the making thereof of at least 2.75% of the cost thereof and (2) the Corporation shall not be voluntarily liquidated, dissolved or wound up without the affirmative vote of the holders of 75% of all the outstanding shares of both classes, voting as a single class.

         4.   GENERAL.
         Except as otherwise specifically provided herein, the holders of Participating Preference Shares and Capital Shares, as such, shall have no right to subscribe for or purchase any additional shares of capital stock or other securities issued by this Corporation. All issues of shares of both classes shall be in equal numbers and for equal amounts of cash consideration per share, and after the initial issue and sale of shares to the public, this Corporation shall not issue or sell any additional shares of either class, except as a stock dividend or in a capital reclassification or stock split, so long as any Participating Preference Shares remain outstanding. In these Articles except as otherwise specifically provided, the term "outstanding" when used with reference to any shares of stock means that such shares are issued and are held other than in the treasury of this Corporation. So long as any Participating Preference Shares are outstanding, this Corporation shall not purchase or otherwise acquire for value any shares of its capital

                                       4K
stock of either class except upon any call or the Participating Preference Shares or any liquidation of this Corporation as herein provided. The shares of both classes shall be transferable without restriction. When all Participating Preference Shares have been called and are no longer out-standing, this Corporation will then be an open-end investment company, as defined in the Investment Company Act Of 1940, and any holder of Capital Shares of this Corporation may by presentation or a written request, together with his certificates, if any, for such shares, duly endorsed, at the office of this corporation or at the principal office of a custodian or transfer agent appointed by this Corporation, redeem his shares for the net asset value thereof as determined in the manner set forth herein. Redemptions as aforesaid, or voluntary purchases by the corporation of its own stock, shall be made as provided in the By-Laws, and in accordance with and subject to the requirements of applicable laws and regulations.

                                       4L

                             OTHER LAWFUL PROVISIONS

         The following additional provisions not inconsistent with law are hereby established for the management, conduct and regulation of the business and affairs of this Corporation, and for creating, limiting, defining, and regulating the powers of this Corporation and of its Directors and stockholders:
         The Board of Directors may, at any time and from time to time, contract for management services with John P. Chase. Inc., a Massachusetts corporation, or with such other association, corporation or firm as the Board of Directors may deem desirable, every such contract to comply with such requirements and restrictions as may be set forth in the By-Laws of this Corporation as from time to time amended; and any such contract may contain such other terms interpretative of or in addition to said requirements and restrictions as the Board of Directors may determine. The fact that any or all of the directors, officers or shareholders of this corporation are also shareholders, directors or officers of John P. Chase, Inc. or may be shareholders, trustees directors or officers of some other corporation, firm or association with which such a management contract or any other contract may hereafter be made, shall not

                                       6A
affect the validity of any such contract or disqualify any officer or director of this Corporation from voting upon or executing the same or create any liability or accountability in connection with such contract based on adverse interest.
         The Board of Directors may by action of a majority of the members of said Board at any time in office, alter, amend or repeal the By-Laws of this Corporation to the extent, and only to the extent, provided in said By-Laws.
         Assets of this Corporation may be held by or deposited with a bank or trust company or other organization as custodian, pursuant to such requirements as may be prescribed from time to time by the By-Laws of this corporation and by the Board of Directors pursuant to said By-Laws.
         The Board of Directors or any officer or officers or agent or agents of this Corporation designated from time to time for this purpose by the Board shall determine the value of all the assets of this Corporation at the close of trading on the New York Stock Exchange on any day upon which such Exchange is open for unrestricted trading or at such other times as the Board of Directors shall designate, and the value of such assets so determined, less total liabilities of this Corporations (exclusive of capital stock and surplus) and less the aggregate

                                       6B
value or the Participating Preference Shares, so long as said Participating Preference Shares are outstanding, said value to be computed until notice of call thereof has been given at $9.15 per share together with a sum equal to all accrued but unpaid dividends thereon and thereafter at the call price, divided by the number of Capital Shares outstanding shall be the net asset value of a Capital Share until a new net asset value is determined by the Board or such officers or agents. In determinations of net asset value all securities for which market quotations are available shall be appraised at last sale price, or if there has been no current sale, last current bid price (as nearly as can conveniently be determined) and other securities and assets at fair value as determined in good faith by or under authority of the Board in accordance with accounting principles generally accepted at the time. In determinations of net asset value, treasury stock shall be treated as if it were unissued. When net asset value is determined as of a time other than the close of unrestricted trading on the New York Stock Exchange, the Board or such officers or agents may, but need not, determine such net asset value by adjusting the net asset value determined as of the preceding close of such Exchange in such manner (based upon changes in the market prices of selected securities or changes in market averages or on other standard and readily ascertainable market data since such close) as the Board or such officers or agents deem adequate to

                                       6C
reflect a fair approximate estimate of the probable change in net asset value which has occurred since such close. In determining the net asset value the Board or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Board or such officers or agents may in its or their best judgment deem fair and reasonable under the circumstances.
         The By-Laws of this corporation, as from time to time amended, may prescribe limitations upon the borrowing of money and pledging of assets by this corporation.
         Any person (and his heirs, executors and administrators) may be indemnified by the Corporation against reasonable costs and expenses incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of this Corporation, or of another corporation if this Corporation requested him to serve as such, except in relation to any actions, suits or proceedings in which he has been adjudged liable because of willful misfeasance,

                                       6D
bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the absence of an adjudication which expressly absolves such person of liability to the Corporation or its stockholders for willful misfeasance, bad faith, gross negligence and reckless disregard of the duties involved in the conduct of his office, or in the event of a settlement, each such person (and his heirs, executors and administrators) may be indemnified by the Corporation against payments made, including reasonable costs and expenses, provided that such indemnity shall be conditioned upon the prior determination by a resolution of two-thirds of those members of the Board of Directors of the corporation who are not involved in the action, suit or proceeding that such person has no liability by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, and provided further that if more than one-third of the members of the Board of Directors of the corporation are involved in the action, suit or proceeding, such determination shall have been made by a written opinion of independent counsel. Amounts paid in settlement shall not exceed costs, fees and expenses which would have been reasonably incurred if the action, suit or proceeding had been litigated to a conclusion. Such a determination by the Board of Directors, or by independent counsel, and the payments of amounts by the corporation on the basis thereof shall not prevent a stockholder from challenging such indemnification

                                       6E
by appropriate legal proceedings on the grounds that the person indemnified was liable to the Corporation or its security holders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The foregoing rights and indemnification shall not be exclusive of any other rights to which such person may be entitled according to law.
         John P. Chase, Inc. and any other association, corporation, person, firm or other entity with which this corporation may have any such contract for management services may perform management and any other services for any other person, association, corporation, firm or other entity pursuant to any contract or otherwise, and take any action or do anything in connection therewith or related thereto, and no such performance of management or other services or taking of any such action or doing of any such thing shall be in any manner restricted or otherwise affected by any aspect of any relationship of John P. Chase, Inc. or any other association, corporation, person, firm or other entity to or with this Corporation or deemed to violate or give rise to any duty or obligation of such corporation or any other association, corporation, person, firm or other entity to this Corporation. The

                                       6F
name of this Corporation is understood to be used by this Corporation with the consent of John P. Chase, Inc. which continues to control the use of such name, and such use by this Corporation shall in no way prevent John P. Chase, Inc. or any of its successors or assigns from using or permitting the use of, the words "Income and Capital Shares, Inc." or any combination of them, along or with any other word or words, for, by or in connection with any other entity or business, other than this corporation or its business, whether or not the same directly or indirectly competes or conflicts with this corporation on or its business in any manner.
         Meetings of stockholders may be held outside the Commonwealth of Massachusetts but within the United States, if the By-Laws so provide. The books of this Corporation may be kept (subject to any provision contained in the statutes) outside the Commonwealth of Massachusetts but within the United States, at such place or places as may be designed from time to time by the Board of Directors or in the By-Laws of this Corporation. Elections of Directors need not be by ballot unless the By-Laws of this Corporation shall so provide.
         Except as may be otherwise provided herein, this Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of

                                       6G

Organization, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                       6H

                        THE COMMONWEALTH OF MASSACHUSETTS


                            ARTICLES OF ORGANIZATION

                     GENERAL LAWS, CHAPTER 156B, SECTION 72



I hereby certify that, upon an examination of the within-written articles of organization, duly submitted to me, it appears that the provisions of the General Laws relative to the organization of corporations have been complied with, and I hereby approve the said articles; and the filing fee in the amount of $1,890.00 having been paid, said articles are deemed to have been filed with me this 22nd day of November 1966.



                                                             /S/ KEVIN H. WHITE
                                                  Secretary of the Commonwealth



                         TO BE FILLED IN BY CORPORATION

     PHOTOCOPY OF ARTICLES OF ORGANIZATION TO BE SENT

     TO:  Charles C. Cabot, Jr. c/o Sullivan & Worcester
          -------------------------------------------------------
          225 Franklin Street
          -------------------------------------------------------
          Boston, MA 02110
          -------------------------------------------------------
          Telephone:  423-7474
                    ---------------------------------------------



     FILING FEE: 1/20 of 1% of the total amount of the authorized capital stock with par value, and one cent a share for all authorized shares without par value, but no less than $75. General Laws, Chapter 156B.
                                                                 Copy Mailed



                                       7I